Exhibit 5.1

[VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]

October 9, 2015

Board of Directors

Central Federal Corporation

7000 North High St.

Worthington, Ohio 43085

Re:	Registration Statement on Form S-8 for Issuance of Shares of Common Stock of Central Federal Corporation Under the Central Federal Corporation 2009 Equity Compensation Plan, as Amended

Ladies and Gentlemen:

We have acted as counsel to Central Federal Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission on the date hereof in order to register 1,200,000 shares of common stock, $0.01 par value per share (the “Common Shares”), under the provisions of the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for issuance and delivery under the Central Federal Corporation 2009 Equity Compensation Plan, as amended (the “Plan”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (a) the Registration Statement; (b) the Plan, including the First Amendment to the Plan approved by the stockholders of the Company on May 16, 2013; (c) the Company’s Certificate of Incorporation, as currently in effect (the “Certificate of Incorporation”); (d) the Company’s Amended and Restated Bylaws, as currently in effect (the “Bylaws”); and (e) certain corporate records of the Company, including resolutions adopted by the directors of the Company and by the shareholders of the Company. We have also relied upon such representations of the officers of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examination of the aforesaid records, documents and certificates, we have assumed, without independent investigation, the authenticity of all records, documents and certificates examined by us, the correctness of the information contained in all records, documents and certificates examined by us, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates. In addition, we have assumed that the documents that will be used in connection with the operation of the Plan will be consistent with the terms of the Plan and will not expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Further, we have assumed the accuracy of all information provided to us by the Company, orally or in writing, during the course of our investigations.

Central Federal Corporation

October 9, 2015

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 1,200,000 Common Shares to be registered under the Act for issuance and delivery under the Plan have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration prescribed in the Plan and in any documents executed and delivered by participants in the Plan in connection with the operation of the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.

The opinions expressed in this letter are rendered as of, and are based upon the laws and legal interpretations in effect and the facts and circumstances existing on, the date first written above. We disclaim any obligation to (a) advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein or (b) revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Shares issuable and deliverable under the Plan.

This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the 1,200,000 Common Shares covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. No portion of this opinion may be quoted, relied upon or otherwise used by any other person or for any other purpose without our prior written consent.

Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. By giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

/s/ Vorys, Sater, Seymour and Pease LLP VORYS, SATER, SEYMOUR AND PEASE LLP